Exhibit 99.1

Consent of Chaddick Institute for Metropolitan Development at DePaul University in Chicago

We hereby consent to the use of our name and our industry data and reports in the Registration Statement on Form S-1 (together with any amendments or supplements thereto) to be filed by Turo Inc. a Delaware corporation, and in the prospectus contained therein.

Dated: August 6, 2021

Chaddick Institute for Metropolitan Development at DePaul University in Chicago

By:	/s/ Joseph Schwieterman
Name:	Joseph Schwieterman
Title:	Director, Chaddick Institute for Metropolitan Development